EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Form 10-Q of Nextest Systems Corporation for the three and nine-month periods ended March 31, 2006, we, Robin Adler, Chairman and Chief Executive Officer and James P. Moniz, Chief Financial Officer, respectively, of Nextest Systems Corporation, hereby certify to the best of our knowledge, that:

(1) such Form 10-Q for the three and nine-month periods ended March 31, 2006 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in such Form 10-Q for the three and nine-month periods ended March 31, 2006 fairly presents, in all material respects, the financial condition and results of operations of Nextest Systems Corporation.

Date: May 9, 2006	/s/ Robin Adler
Robin Adler
Chairman and Chief Executive Officer
(Principal Executive Officer)

Date: May 9, 2006	/s/ James P. Moniz
James P. Moniz
Chief Financial Officer
(Principal Financial Officer)